Numerex IR Contact:
Seth Potter
646-277-1230

Exhibit 99.1                                                                            Press Release

For Immediate Release

Numerex Announces Definitive Agreement to Acquire Omnilink
      Merger expands product portfolio in core and emerging markets, increases recurring service revenues

ATLANTA, GA (April 29, 2014) – Numerex Corp (NASDAQ:NMRX) a leading provider of on-demand and interactive machine-to-machine (M2M) enterprise solutions announced today that it has signed a definitive agreement to acquire Omnilink Systems Inc., an award-winning M2M company providing reliable and intuitive tracking and monitoring solutions to businesses, consumers, and government agencies. With Omnilink’s technology, product offerings, and strategic alliances, Numerex expands its position in the fast-growing security and safety, tracking and monitoring market segments. Omnilink enables consumer solutions offered by the top tier-one wireless network operators, including mobile personal emergency response systems and child tracking services. According to a 2012 Frost & Sullivan market analysis, the 10-year U.S. data consumption forecast for the Security and Safety Segment totals 28.4% CAGR with connections growing from 2.8M in 2013 to 4.8M by 2018*.

The transaction is expected to be accretive to the Company’s non-GAAP earnings per share in 2014 and beyond, and to significantly improve its competitive position, while enabling a number of synergistic growth opportunities in the commercial, government, and consumer markets. Omnilink, founded in 2004 and based in the Atlanta metro area, is a leading provider of offender electronic monitoring, asset tracking, personal tracking, and lone worker safety solutions. Omnilink offers a SaaS (Software-as-a-Service) recurring revenue model selling to and through market leaders across many industries. Its SaaS-based recurring revenues of $11 million account for the majority of the nearly $13 million in total sales recorded in calendar year 2013.

Kelly Gay, President and CEO of Omnilink said, “We are very pleased to be part of Numerex, a company well-regarded for delivering interactive and on-demand M2M products and services along with innovative enterprise solutions, and that shares our core belief that M2M technology can change the world that we live in. We couldn’t be more excited to be part of the Numerex family and work with some of the best M2M technology leaders in the world.”

Commenting on the pending acquisition, Stratton Nicolaides, CEO and chairman of Numerex said, "We welcome Kelly Gay, Omnilink’s CEO, and our new associates to the Numerex family. We are combining two highly talented and seasoned teams who have been addressing the needs of the M2M and Internet of Things (IoT) marketplace since the industry’s inception. We are excited by the prospects of utilizing Omnilink’s robust M2M platform, technology, deep domain expertise, and strong industry relationships to drive opportunity in both existing and adjacent markets. We see the combination of Omnilink and Numerex as unique in that it creates significant growth opportunities through product enhancement and channel expansion. We expect this transaction will strengthen our development roadmap in key enterprise verticals and will serve as a foundational step in our long-term growth strategy to be the market leader in select M2M solutions.”

The definitive agreement provides that Numerex will pay $37.5 million in cash for the business. Both parties expect to close within 30 days. The transaction will be funded through cash-on-hand and a $25 million term loan to be provided by Silicon Valley Bank.

Additional information regarding the financial impact of the transaction will be provided on the upcoming earnings call on May 7, 2014 at 4:30 pm Eastern.

About Omnilink
Track and monitor people and things brilliantly with the world’s most reliable and intuitive solutions, powered by Omnilink.  Omnilink’s award-winning M2M platform connects hardware, networks, software, and support services to bring end-to-end solutions to life. Since 2004, global brands, U.S. government agencies, businesses, and consumers have used Omnilink to monitor the location, safety, and condition of vehicles, assets, offenders, loved ones, fleets, employees and more. For more information, visit www.Omnilink.com.

About Numerex
Numerex Corp. (NASDAQ: NMRX) is a leading provider of interactive and on-demand machine-to-machine (M2M) enterprise solutions.  The Company provides its technology and services through its integrated M2M horizontal platforms, which are generally sold on a subscription basis. The Company offers Numerex DNA® that may include hardware and smart Devices, cellular and satellite Network services, and software Applications that are delivered through Numerex FAST® (Foundation Application Software Technology). The Company also provides business services to enable the development of efficient, reliable, and secure solutions while accelerating deployment. Numerex is ISO 27001 information security-certified, highlighting the Company's focus on M2M data security, service reliability and around-the-clock support of its customers' M2M solutions. For additional information, please visit www.numerex.com.

*Frost & Sullivan 2012, US M2M Communications Markets: Data Consumption and Connection Forecasts in the Security and Safety Segment, United States, 2009-2018.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our platform to capture greater recurring subscription revenues; the risks that a substantial portion of revenues derived from  contracts may be terminated  at any time; the risks that our strategic suppliers materially change or disrupt the flow of products or services; variations in quarterly operating results; delays in the development, introduction, integration and marketing of new products and services; customer acceptance of services; economic conditions resulting in decreased demand for our products and services; the risk that our strategic alliances, partnerships and/or wireless network operators will not yield substantial revenues; changes in financial and capital markets, and the inability to raise growth capital; the inability to attain revenue and earnings growth; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; disruption in key supplier relationships and/or related services; and extent and timing of technological changes. Numerex SEC reports identify additional factors that can affect forward-looking statements.

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